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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:                  March 22, 2001
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                        (Date of earliest event reported)

                             Lehman ABS Corporation
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                   1-11661                13-3447441
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(State of Incorporation)            (Commission            (I.R.S. Employer
                                   File Number)           Identification No.)

      3 World Financial Center
         New York, New York                                     10285
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(Address of Principal Executive Offices)                      (Zip Code)

        Registrant's Telephone Number, including area code (212) 526-7000
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events
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                  On March 22, 2001, Lehman ABS Corporation ("LABS") transferred $37,800,000 aggregate principal amount of 5.22% Debentures due October 1, 2097 (the "Underlying Securities"), issued by Motorola, Inc. to the Corporate Backed Trust Certificates, Series 2001-10 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Series 2001-10 (the "Certificates"), pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of March 22, 2001 (together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. The Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated March 13, 2001 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule I of the Underwriting Agreement.

ITEM 7. Financial Statements and Exhibits
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                  (a)      Financial Statements - Not Applicable

                  (b)      Pro Forma Financial Information - Not Applicable

                  (c)      Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
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       4.1 Series Supplement, dated as of March 22, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LEHMAN ABS CORPORATION


                                        /s/ Rene Canezin
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                                        Name:  Rene Canezin
                                        Title: Senior Vice-President

March 22, 2001

                                INDEX TO EXHIBITS

    Exhibit No.                      Description
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        4.1 Series Supplement, dated as of March 22, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.